UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934
Date of Report: March 15, 2007
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989	41-1719250
(Commission File No.)	(IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 15, 2007, we entered in an asset purchase agreement with CystoMedix, Inc., pursuant to which we will acquire solely the intellectual property assets related to our Urgent® PC neuromodulation system. In consideration, we will issue to CystoMedix (i) $4,900,000 in shares of our common stock calculated at a per share price equal to the greater of $3.00 or 15% in excess of the average closing price of our common stock during the 20 trading days immediately prior to the closing date, plus (ii) an additional 20,000 shares of our common stock.
The closing of the transaction, anticipated to be in March 2007, is subject to the satisfaction of certain customary closing conditions, including approval by the shareholders of CystoMedix.
Item 1.02. Termination of a Material Definitive Agreement
In April 2005, we entered into an exclusive manufacturing and distribution agreement, pursuant to which we manufacture and sell the Urgent PC system in the United States and certain European countries. Under the April 2005 agreement, we have an option to acquire CystoMedix’s entire business and assets. Our March 2007 asset purchase agreement supersedes and replaces this acquisition option. The April 2005 agreement will automatically terminate coincident with the closing of the asset purchase agreement.
Item 3.02. Unregistered Sales of Equity Securities
We expect to issue unregistered common shares to CystoMedix upon the closing of our March 2007 asset purchase agreement. We cannot currently determine the number of common shares issuable to consummate the acquisition because the number of shares issuable is based on future share prices preceding the closing of the transaction. The consideration for the shares will be the intellectual property assets of CystoMedix. We believe the sale to CystoMedix will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder. Among other representations, CystoMedix has agreed to acquire the shares for investment purposes. We will place a restrictive legend on the certificate representing the shares and a stop transfer order regarding the shares with our transfer agent.
Item 8.01. Other Events
In March 2007, we received approximately $1.3 million in proceeds from exercise of 663,215 warrants to purchase our common shares.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits (filed herewith)

Exhibit No.	Description
10.36	Form of Asset Purchase Agreement, dated as of March 15, 2007, by and between Uroplasty, Inc. and CystoMedix, Inc.

99.1	Press Release dated March 16, 2007

99.2	Press Release dated March 20, 2007
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 20, 2007

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer